Exhibit 99.6

FORM OF PROXY OF ANALYSTS INTERNATIONAL CORPORATION

Analysts International Corporation

Special Meeting of Shareholders—                        , 2005

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

The undersigned hereby acknowledges receipt of the Notice of Special Meeting of Shareholders and Joint Proxy Statement/Prospectus, each dated             , and appoints Jeff Baker and Colleen Davenport, and each of them, as proxies for the undersigned, with full power of substitution, to act and to vote all shares of Common Stock of Analysts International Corporation held of record by the undersigned at the close of business on                   ,                          , 2005, at the special meeting of shareholders to be held at Analysts International Corporation’s principal executive offices located at 3601 West 76th Street, Minneapolis, Minnesota 55434 at                 ., local time, on             ,             , 2005, or any adjournment or postponement thereof.

Whether or not you plan to attend the special meeting, please vote either by telephone, Internet or by completing, signing, dating and promptly returning this proxy in the postage-prepaid envelope provided. Please do NOT return this proxy card if you are voting by telephone or Internet. You may revoke your proxy at any time prior to the special meeting.   If you decide to attend the special meeting and wish to change your proxy vote, you may do so by voting in person by written ballot at the special meeting.

SEE REVERSE SIDE	(To be signed on Reverse Side)	SEE REVERSE SIDE

ANALYSTS INTERNATIONAL CORPORATION

3601 West 76th Street

Minneapolis, Minnesota 55434

Your vote is important. Please vote immediately.

Vote-by-Internet Log on to the Internet and go to http://www. eproxyvote.com/anly	OR	Vote-by-Telephone Call toll-free 1-877-779-8683

If you vote over the Internet or by telephone, please do not mail your card.

-FOLD AND DETACH HERE-

PLEASE MARK VOTE IN BOX IN THE FOLLOWING MANNER USING DARK INK ONLY. ☒

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE FOLLOWING PROPOSALS.

1.  Proposal to approve the Agreement and Plan of Merger dated as of April 12, 2005 by and among Computer Horizons Corp., Analysts International Corporation and JV Merger Corp. and to approve the merger contemplated by the merger agreement, pursuant to which JV Merger Corporation would merge with Analysts International Corporation, and each outstanding share of Analysts International Corporation common stock would be converted into the right to receive 1.15 shares of Computer Horizons Corp. common stock.

☐ FOR	☐ AGAINST	☐ ABSTAIN

2.  Proposal to approve any motion to adjourn or postpone the special meeting to another time and place, if necessary, to permit the further solicitation of proxies to establish a quorum or to obtain additional votes in favor of Proposal 1.

☐ FOR	☐ AGAINST	☐ ABSTAIN

WHEN PROPERLY EXECUTED, THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ABOVE-DESCRIBED PROPOSALS AND IN THE DISCRETION OF THE PROXY HOLDERS UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE SPECIAL MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY BE PRESENTED TO THE MEETING OR ANY ADJOURNMENTS, POSTPONEMENTS, CONTINUATIONS OR RESCHEDULINGS THEREOF. IF YOU VOTE “AGAINST” THE PROPOSAL, THE PROXIES ARE NOT AUTHORIZED TO VOTE FOR ANY ADJOURNMENTS, POSTPONEMENTS, CONTINUATIONS OR RESCHEDULINGS OF THE MEETING, INCLUDING FOR THE PURPOSE OF SOLICITING ADDITIONAL PROXIES, UNLESS YOU SO INDICATE BY MARKING THE FOLLOWING BOX ☐

Date:
Signature	Signature (if held jointly)

Please sign exactly as your name or names appear above. For joint accounts, each owner should sign. When signing as executor, administrator, attorney, trustee or guardian, etc., please print your full title.